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                                                                   Exhibit 10(r)

                              EMPLOYMENT AGREEMENT


         This agreement is made as of July 1, 1996, at Columbus, Ohio, between Health Power Management Corporation, an Ohio corporation (the "Company"), and Ronald J. Wurtz (the "Employee"), who hereby agree as follows:

         ss.1. EMPLOYMENT AND TERM. The Company hereby continues the Employee's employment, and the Employee hereby accepts such continued employment by the Company, upon the terms and subject to the conditions set forth in this agreement. The term of the Employee's employment by the Company as continued pursuant to this agreement shall begin on the date of this agreement and shall end, unless sooner terminated in accordance with the provisions of ss.9, below, on June 30, 1997 (the "Initial Term"). The term of the Employee's employment under this agreement shall be automatically renewed upon the same terms and conditions contained in this agreement, or upon such other terms and conditions to which the parties may mutually agree in writing, for successive one-year periods (each a "Renewal Term"), commencing on the day following the termination date of the Initial Term or the preceding Renewal Term (as applicable) and ending, unless sooner terminated in accordance with the provisions of ss.9, below, on the first anniversary of the applicable termination date.

         ss.2. SERVICES. The Employee shall be responsible to perform the services set forth in ss.3, below, and such other services as may be reasonably assigned to the Employee from time to time by the Chief Executive Officer or the President of the Company. The Employee shall report to the President of the Company. The Employee shall devote his full business time, attention, energy, and skill to the Company's business, provided that he shall be entitled to attend business and trade conventions and meetings and to take vacations and sick leaves as may be provided generally for the Company's personnel pursuant to policies established by the Company's Board of Directors (the "Board"), its Chief Executive Officer, or its President from time to time. The Employee shall not engage in any business or investment activity (whether or not competitive with the Company) which requires any substantial time on his part.

         ss.3. RESPONSIBILITIES. The Employee shall be responsible for the supervision, coordination, and administration of the accounting and financial operations of the Company in accordance with the policies and operating programs, budgets, procedures, and directions established or changed from time to time by the Board or the Chief Executive Officer or the President of the Company. Such responsibilities shall include, without limitation, supervising the Company's accounting functions, operations, and management, developing and implementing the Company's internal auditing methods, controls, and procedures, developing and implementing the Company's financial and investment policies, planning and developing the Company's operating budgets, developing and implementing the Company's underwriting guidelines, supervising the payment of medical claims and distributions to the Company's medical providers, supervising and training employees involved in the foregoing operations, and participating in the hiring and discharging of such employees.

         ss.4. AUTHORITY. The Employee shall have such authority to act on behalf of the Company as may be delegated to him from time to time by the President.

         ss.5. COMPENSATION. The Employee shall receive the following compensation:



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                  (a) A base salary of $83,512 per annum, or such other amount as may be approved by the President from time to time, payable in accordance with the Company's general policies for payment of compensation to its salaried personnel; provided, however, that if the Employee's employment is terminated pursuant to the provisions of ss.9, below, the base salary shall cease as of the day of termination.

                  (b) A cash bonus, the amount of which shall be determined under, and paid pursuant to, the Profit Sharing Plan maintained for the benefit of the employees of Health Power, Inc., a Delaware corporation ("Health Power") and its subsidiaries (Health Power and its subsidiaries, including the Company, are hereinafter collectively referred to as the "Health Power Companies"). As a condition to receiving such cash bonus, the Employee must be an employee of the Company at the time of the distribution.

         ss.6. PERFORMANCE REVIEW. On at least an annual basis, the President of the Company shall meet with the Employee in order to review and evaluate the Employee's performance.

         ss.7. FRINGE BENEFITS. The Employee shall be entitled to fringe benefits and perquisites as may be generally provided by the Company to its salaried personnel pursuant to policies established from time to time by the Board or the Chief Executive Officer or the President of the Company.

         ss.8. SEVERANCE PAY. If the Employee's employment is terminated or not renewed at the end of the Initial Term or any Renewal Term as a result of a Change in Control (as defined below) of Health Power during the first three years after the date of this agreement, the Employee shall receive the following:

                  (a) Severance pay in the amount equal to 1 1/2 times his then current base salary, payable over a one-year period in the same manner as the base salary is paid.

                  (b) Fringe benefits as set forth in ss.7, above, until the earlier of one year from the date of termination or the date any such fringe benefit is provided by another employer.

                  (c) Payment or reimbursement of reasonable expenses incurred by the Employee for executive outplacement services for no more than a six-month period from the date of termination.

         For purposes of this agreement, a Change in Control shall be deemed to occur:

                  (i) When any "person" as defined in ss.3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in ss.ss.13(d) and 14(d) thereof, including a "group" as defined in ss.13(d) of the Exchange Act, but excluding Health Power and any subsidiary of Health Power and any employee benefit plan sponsored or maintained by Health Power or any subsidiary of Health Power (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time) of securities of Health Power representing 20% or more of the combined voting power of Health Power's then outstanding securities;

                  (ii) When, during any period of 24 consecutive months during the term of this agreement, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a


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         majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this ss.9(ii); or

                  (iii) Upon the occurrence of a transaction requiring stockholder approval for the acquisition of Health Power by an entity other than Health Power or a subsidiary of Health Power through purchase of assets, by merger or otherwise.

         ss.9. TERMINATION OF EMPLOYMENT. The Employee's employment under this agreement may be terminated:

                  (a) By the Employee with or without cause at the end of the Initial Term or any Renewal Term upon giving not less than 90 days advance written notice prior to the end of the Initial Term or the Renewal Term then in effect, provided that the Employee shall continue to perform all services under this agreement until the earlier of:

                           (i)   The expiration date of such 90-day period; or

                           (ii) Any earlier date which may be specified by the Company.

                  (b) By the Company with or without cause at the end of the Initial Term or any Renewal Term upon giving not less than 90 days advance written notice prior to the end of the Initial Term or the Renewal Term then in effect, or by the Company upon the occurrence of any one of the following events or at any time thereafter:

                           (i) The Employee's immediate discharge "for cause," which includes, but is not limited to:

                                    (A) Any act of habitual drunkenness;

                                    (B) Controlled substance abuse;

                                    (C) Dishonesty;

                                    (D) Criminal conduct (excluding minor
                           traffic offenses);

                                    (E) Failure of good behavior;

                                    (F) Acts of violence or willful destruction
                           of Company property;

                                    (G) Falsification of any Company records or
                           intentional withholding of any relevant information;

                                    (H) Unethical or immoral behavior;

                                    (I) Being intoxicated or using intoxicants
                           (drugs) not prescribed by a physician during working hours;



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                                    (J) Theft, including unauthorized possession
                           of Company property;

                                    (K) Conviction of any felony while employed
                           by the Company;

                                    (L) Failure to operate the Company's
                           business in accordance with the policies, programs, budgets, procedures and directions established from time to time by the Company and failure to correct such failure within 10 days after notice from the Company to do so or, if it is impossible to correct such failure within such 10 days, failure to commence all possible actions to correct such failure within such 10 days and thereafter to continue to pursue such actions until correction of such failure, or having corrected any such failure, fails to so operate appropriately at any time in the future (without the requirement of any additional notice from the Company);

                                    (M) Failure to fully perform and observe all
                           obligations and conditions to be performed and observed by the Employee under this agreement, or under any other agreement between the Employee and the Company, and failure by the Employee to correct such failure within 10 days after notice to do so or, if it is impossible to correct such failure within such 10 days, failure to commence all possible actions to correct such failure within such 10 days and thereafter to continue to pursue such actions until correction of such failure, or having corrected any such failure, fails to perform and observe all such obligations and conditions at any time in the future (without the requirement of any additional notice from the Company); and

                           (ii) The Employee is under a long-term disability; or

                           (iii) The death of the Employee.

         For purposes of this agreement, a long-term disability shall mean that:

                  (1) Because of physical or mental incapacity, it is probable, in the opinion of a licensed physician selected by the Company, that the Employee will not be able to engage actively in full-time employment by the Company for a period of 120 days or longer; or

                  (2) The Company selects such a licensed physician and the Employee fails within a reasonable time to submit to any examinations reasonably requested by that licensed physician.

         ss.10. NONCOMPETITION AND CONFIDENTIALITY.


         In consideration of the severance arrangements set forth in ss.7 of this agreement, the Employee agrees to abide by the following terms and conditions:

                  (a) The Employee shall not at any time, either during the term of his employment with the Company or any of the other Health Power Companies, or after the termination of such employment for whatever reason,



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                           (i) Disclose to anyone (except to the extent
                  necessary as a benefit to the Company in the performance of his duties and with prior written authorization by the Company) any trade secrets or confidential information of the Health Power Companies, or

                           (ii) Solicit or seek to employ any of the employees
                  of the Health Power Companies to leave such employment, or

                           (iii) Solicit, recruit, or otherwise attempt to
                  persuade any members or providers of any Health Power Company to leave such Company and do business with competing organizations.

                  (b) During the Initial Term and any Renewal Term, and for six months following the termination of his employment, for whatever reason, the Employee agrees that he shall not, directly or indirectly, on his own behalf, or as a member of any partnership, or as an officer, director, shareholder, agent, consultant or employee of any other corporation or entity, compete with the Company or any of the other Health Power Companies or be engaged in, loan money or credit to, own any interest in, be employed by or otherwise participate in any other business which competes with the Company or any of the other Health Power Companies in any geographic location or within any business or economic market where the Company or any of the other Health Power Companies conduct, or intend to conduct, their business during the term of the Employee's employment with the Company.

                  (c) The Employee understands that this section is an essential element of this agreement and that the Company would not have entered into this agreement without this section being included in it. The Employee has consulted with his legal counsel and has been fully advised concerning the reasonableness and propriety of this section in the specific context of the operations and business of the Company, and the Employee acknowledges that this section is reasonable and appropriate in all respects. In the event of any violation or attempted violation of this section, Employee specifically acknowledges and agrees that the Company's remedy at law will be inadequate, that the Company, its business and business relationships will suffer irreparable injury and, therefore, the Company shall be entitled to injunctive relief upon such breach in addition to any other remedy to which it may be entitled, either in law or in equity, without the necessity of proof of actual damage.

                  (d) As used in this agreement, the terms "trade secrets" and "confidential information" shall mean any information which is not generally known to the public and which, if relevant to unauthorized persons, would be detrimental to the reputation or business interests of the Company and the other Health Power Companies and includes, but is not limited to, any information relating to the Company's and the other Health Power Companies' business operations and structure, sales methods, practices and techniques, technical know-how, advertising, or marketing methods and practices, their provider relationship and membership lists (including customer names and addresses), and the Company's and the other Health Power Companies' relationships with suppliers, providers, and potential providers, employees, members and potential members or other persons or entities doing business with such Companies.



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         ss.11. RETURN OF RECORDS. Upon termination of employment, the Employee will deliver to the Company all records, reports, data, memoranda, notes, models, and equipment of any nature that are in the Employee's possession or under the Employee's control prepared or acquired in the course of the Employee's employment relationship with the Company. The Employee further agrees not to take any such information or data, or reproductions of such information or data, that relate to the business activities of the Company or to parties in a contract relationship with the Company.

         ss.12. EMPLOYEE'S CAPACITY. The Employee represents and warrants to the Company that he has the capacity and right to enter into this agreement and perform all his services under this agreement without any restriction whatsoever by any other agreement, other document, or otherwise.

         ss.13. COMPLETE AGREEMENT. This document contains the entire agreement between the parties and supersedes any prior discussions, negotiations, representations, or agreements between them relating to employment of the Employee. No additions or other changes to this agreement shall be made or be binding on either party unless made in writing and signed by each party to this agreement.

         ss.14. NOTICES. Any notice or other communication required or desired to be given to any party under this agreement shall be in writing and shall be deemed given:

                  (a) In the case of the Employee, when delivered personally to the Employee or when deposited in the United States mail, first-class postage prepaid, addressed to the Employee at 424 Spruce Hill Drive, Gahanna, Ohio 43230, or any other address thereafter designated by the Employee in notice theretofore given to the Company; and

                  (b) In the case of the Company, when deposited in the United States mail, first-class postage prepaid, addressed to the Company at 560 East Town Street, Columbus, Ohio 43215, attention President, or at any other address hereafter designated by the Company in notice theretofore given to the Employee, with copy to Alec Wightman, Esq., Baker & Hostetler, Suite 2100, 65 East State Street, Columbus, Ohio 43215.

         ss.15. GOVERNING LAW. All questions concerning the validity, intention, or meaning of this agreement or relating to the rights and obligations of the parties with respect to performance hereunder shall be construed and resolved under the laws of Ohio.

         ss.16. SEVERABILITY. The intention of the parties to this agreement is to comply fully with all laws and public policies, and this agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any court of competent jurisdictions determines that it is impossible or violative of any legal prohibition to construe any provision of this agreement consistently with any law, legal prohibition, or public policy and consequently holds that provision to be invalid or prohibited, that shall in no way affect the validity of the other provisions of this agreement which shall remain in full force and effect.

         ss.17. NONWAIVER. No failure by any party to insist upon strict compliance with any term of this agreement, to exercise any option, enforce any right, or seek any remedy upon any default of any other party shall affect, or constitute a waiver of, the first party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default; nor shall any custom or practice of the parties at variance with any provision of this agreement affect or


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constitute a waiver of, any party's right to demand strict compliance with all provisions of this agreement.

         ss.18. CAPTIONS. The captions of the various sections of this agreement are not part of the context of this agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this agreement.

         ss.19. SUCCESSORS. This agreement shall be personal to the Employee and no rights or obligations of the Employee under this agreement may be assigned by him. Except as described in the preceding sentence, this agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, legal representatives, successors, and assigns of each party to this agreement.

                                   HEALTH POWER MANAGEMENT
                                   CORPORATION


/s/ Ronald J. Wurtz                By /s/ Thomas E. Beaty, Jr.
    --------------------              -------------------------
    RONALD J. WURTZ                   Thomas E. Beaty, Jr., President


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